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                                                                     EXHIBIT 5.1

                                        October 19, 1999



SmarterKids.com, Inc.
200 Highland Avenue
Needham, MA 02494

     RE:  Registration Statement on Form S-1
          (File No. 333-86787)
          --------------------

Ladies and Gentlemen:

     This opinion relates to an aggregate of 5,175,000 shares of common stock, par value $.01 per share ("common stock"), of SmarterKids.com, Inc. (the "Company"), which are the subject matter of a Registration Statement on Form S-1 as filed with the Securities and Exchange Commission (the "Commission") on September 9, 1999, as amended by Amendment No. 1 to the Registration Statement on Form S-1 as filed with the Commission on October 19, 1999 (the "Registration Statement").

     The 5,175,000 shares of common stock covered by the Registration Statement consist of 5,149,500 shares being sold by the Company, of which 649,500 shares are subject to an over-allotment option granted by the Company to the underwriters (the "Underwriters") named in the prospectus (the "Prospectus") incorporated by reference in the Registration Statement, and 25,500 shares subject to an over-allotment option granted by certain stockholders of the Company to the Underwriters.

     Based upon such investigation as we have deemed necessary, we are of the opinion that when the 5,149,500 shares of common stock to be sold by the Company pursuant to the Prospectus have been issued and paid for in accordance with the terms described in the Prospectus, such shares of common stock will have been validly issued and will be fully paid and nonassessable. Further, we are of the opinion that the 25,500 shares of common stock to be sold by the stockholders of the Company pursuant to the Prospectus have been validly issued and are fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Legal Matters."

                              Very truly yours,



                              /s/ Testa, Hurwitz & Thibeault, LLP
                              TESTA, HURWITZ & THIBEAULT, LLP